MANAGEMENT INCENTIVE PLAN OF
MANTECH INTERNATIONAL CORPORATION
2016 RESTATEMENT

SECTION I—PURPOSE OF PLAN
The purpose of this Management Incentive Plan (this “Plan”) of ManTech International Corporation, a Delaware corporation (“ManTech”), is to enable ManTech and its subsidiaries and affiliates (the “Company”) to attract, retain and motivate its directors, officers and other senior management and technical personnel and to further align the interests of such persons with those of the stockholders of ManTech by providing for or increasing the proprietary interest of such persons in ManTech.
SECTION II—ADMINISTRATION OF PLAN
2.1 Composition of Committee. This Plan shall be administered by the Compensation Committee of ManTech’s Board of Directors (the “Committee”), as appointed from time to time by the Board of Directors (the “Board”). The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof and in such instances references herein to the Committee shall refer to the Board. Unless otherwise provided by the Board:
(a) with respect to any Award that the Committee intends to be exempted by Rule 16b-3(d)(1) or (e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee shall consist of two or more directors each of whom is a “non-employee director” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time),
(b) with respect to any Award that the Committee intends to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee shall consist of two or more directors, each of whom is an “outside director” (as such term is defined under Code Section 162(m)), and
(c) with respect to any other Award, the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of ManTech (who may but need not be members of the Committee) or to the extent permitted under Delaware law, officers of ManTech, and may delegate to any such Subcommittee(s) the authority to grant Awards under this Plan to Eligible Persons, to determine all terms of such Awards, and/or to administer this Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.
The Committee may designate the Secretary of ManTech or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or ManTech, to make determinations under this Plan or Awards and to interpret the terms of the Plan and Awards. Any such action by any such person(s) within the scope of such delegation shall be deemed for all purposes to have been taken or made by the Committee. Notwithstanding the foregoing, granting an Award in a manner that is inconsistent with this Section 2.1 shall not render such Award ineffective or void, to the extent permitted by applicable laws.
2.2 Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “fair market value” shall mean, as of any date, the closing price for a Share (as defined in Section 3.1) reported on Nasdaq Stock Market (or such other stock exchange or quotation system on which Shares are then listed or quoted) for such date (or, if such date is not a business day, the most recent business day immediately preceding such date); and (ii) the term “Company” shall mean ManTech and its subsidiaries and affiliates, unless the context otherwise requires;
(b) to determine which persons are Eligible Persons (as defined in Section 4), to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;
(c) to grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued service as a director or an employee, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;
(d) to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;
(e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical), provided that the power to amend does not extend to any amendment which would cause an award to fail to meet the requirements of Code Section 409A;
(f) to determine whether, and the extent to which, adjustments are required pursuant to Section 12 and Section 13;
(g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;
(h) to the extent allowed by applicable laws, rules and regulations, to delegate to designated executive officers the power and authority to determine the terms of and to grant awards under this plan to the Company’s non-executive officers; and
(i) to make all other determinations deemed necessary or advisable for the administration of this Plan.
2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.
SECTION III—STOCK SUBJECT TO PLAN
3.1 Aggregate Limits. As of May 5, 2016, the effective date of the 2016 restatement of the Plan, the total number of shares of ManTech’s Class A Common Stock, $.01 par value (“Shares”) that has been reserved for issuance under the Plan since its adoption in 2002 is 13,382,296 shares (which includes the Plan’s initial reserve of 3,000,000 Shares, the 1,500,000 Share increases under each of the 2006 and 2011 restatements of the Plan and the automatic annual increases described below). The number of Shares available for issuance under the Plan will continue to be automatically increased on the first trading day of January each calendar year during the term of the Plan by an amount equal to one and one-half percent (1.5%) of the total number of Shares outstanding (including all outstanding classes of common stock) on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed one million five hundred thousand (1,500,000) Shares. The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Options or other Awards shall be subject to adjustment as provided in Section 12.2. The Shares issued pursuant to this Plan may be Shares that previously were issued by ManTech, including Shares purchased in the open market, or authorized but unissued Shares.
3.2 Tax Code Limits. The following limitations shall apply to Awards (or portions of Awards) that are intended to qualify as “performance-based compensation” under Code Section 162(m): (a) no Eligible Person shall be granted Awards (other than Incentive Bonuses that are not denominated or otherwise determined by reference to Shares) during any calendar year that, alone or in the aggregate, provide for the issuance of more than 1,000,000 Shares, (b) the maximum amount payable to any one Eligible Person in any calendar year pursuant to Incentive Bonuses that are not denominated or otherwise determined by reference to Shares shall be $4,000,000, and (c) the maximum amount of cash dividends or dividend equivalents payable pursuant to Awards to any one Eligible Person in any calendar year shall not exceed $500,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 12 and Section 13, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Code Section 162(m). All Shares available for issuance under this Plan may be subject to Options which intend to qualify as Incentive Stock Options (“ISOs”) pursuant to Code Section 422. However, subject to adjustment pursuant to Section 12 and Section 13, the aggregate number of ISOs available for issuance shall not exceed 6,000,000.
3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired, forfeited or settled in cash or Shares subject to Awards that have been delivered (either actually or constructively by attestation) to or retained by the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.
SECTION IV—PERSONS ELIGIBLE UNDER PLAN
4.1 Eligible Employees and Participants. Any person who is a director or an employee of the Company or of any of its subsidiaries or affiliates shall be eligible to be considered for the grant of Awards hereunder (an “Eligible Person”). Unless provided otherwise by the Committee, the term “employee” shall mean an “employee” as such term is defined in General Instruction A to Form S-8 under the Securities Act of 1933, as amended. A “Participant” is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 11.1.
4.2 Less Than Full Time Employment. The Committee shall have the right to determine the effect, if any, on the vesting, exercisability, retention and/or forfeiture of an Award as a result of any decreased level of employment during any period in which a Participant is on an approved leave of absence or is employed on a less than full time basis, and the Committee may take into consideration any accounting consequences to the Company in making any such adjustment.
4.3 Termination of Employment. For purposes of this Plan, “termination of employment” shall mean ceasing to serve as a full time employee or as a director of the Company, except that an approved leave of absence, or approved employment on a less than full time basis, or continuing to provide services as an independent contractor following termination of employment as an employee, may constitute employment if provided by the Committee. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division, business unit, joint venture or subsidiary that employs a Participant, shall be deemed to result in a termination of employment with the Company for purposes of any affected Participant’s Awards. To the extent required for an Award to comply with Code Section 409A, references to termination of employment and words of similar import shall be read as meaning “separation from service” as that term is used in Code Section 409A.
SECTION V—PLAN AWARDS
5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, dividends and dividend equivalents. Such arrangements and benefits are sometimes referred to herein as “Awards.” The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:
(a) Options: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement(s) or terms and conditions or other document(s) evidencing the Award (the “Option Document”). Options intended to qualify as ISOs pursuant to Code Section 422 and Options not intended to qualify as ISOs (“Nonqualified Options”) may be granted under Section 6.
(b) Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount, payable in cash or Shares, based on satisfaction of such performance criteria as are specified in the agreement(s) or other document(s) evidencing the Award (the “Incentive Bonus Document”).
(c) Restricted Stock: Restricted Stock is an award or issuance of Shares made under Section 8, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (which may include continued service as a director or an employee or performance conditions) and terms as are expressed in the agreement(s) or other document(s) evidencing the Award (the “Restricted Stock Document”).
(d) Stock Appreciation Rights: A Stock Appreciation Right is a right granted under Section 9 that is exercisable at such times and on such other terms and conditions as are specified in the agreement(s) or terms and conditions or other document(s) evidencing the Award (the “Stock Appreciation Rights Document”).
(e) Restricted Stock Units: A Restricted Stock Unit is an award granted under Section 10 that represents an unfunded and unsecured obligation of the Company to issue Shares or cash upon satisfaction of such service-based or performance criteria as are specified in the agreement(s) or other document(s) evidencing the Award (“RSU Document”). A Restricted Stock Unit is a notional unit of measurement with a value that is equal to the fair market value of a Share.
5.2 Grants of Awards. An Award may consist of one such arrangement or benefit described in Section 5.1 or two or more such arrangements or benefits in tandem or in the alternative. Awards may include a tandem stock or cash right feature pursuant to Section 11.5.
SECTION VI—OPTIONS

The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, or the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.
6.1 Option Document. Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Code Section 422.
6.2 Option Price. The purchase price per share of the Shares subject to each Option granted under this Plan shall be determined by the Committee and shall equal or exceed 100% of the fair market value on the date the Option is granted (110% of the fair market value on the date the Option is granted in the case of an ISO granted to an Eligible Person who at the time of grant owns more than 10 percent of the total combined voting power of all classes of stock of ManTech within the meaning of Code Section 422). Without prior shareholder approval, the Committee is expressly prohibited from repricing an Option if the exercise price of the new Option would be less than the exercise price of the Option under the existing Option Award, including any Option surrendered for cancellation.
6.3 Option Term. The “Term” of each Option granted under this Plan shall not exceed 8 years from the date of its grant, and shall not exceed 5 years from the date of its grant in the case of an ISO granted to an employee who at the time of grant owns more than 10 percent of the total combined voting power of all classes of stock of ManTech within the meaning of Code Section 422. Reload Options issued on the exercise of an Option are expressly prohibited.
6.4 Option Vesting. Options granted under this Plan shall become vested and/or exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee. Unless the Committee provides otherwise, Options shall vest in one-third (1/3) increments on the first, second and third anniversaries of the date the Option is granted, provided that the Participant is a director or employee of the Company on each applicable date, and subject to accelerated vesting on such events or conditions (including death, disability, or the actual occurrence of a change in control) as the Committee may provide for in its discretion. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service as a director or an employee, the passage of time and/or such performance requirements as deemed appropriate by the Committee.
6.5 Termination of Employment or Service. Unless the Committee provides otherwise, the terms of any Option granted under this Plan shall provide (a) that if the Eligible Person to whom such Option was granted terminates employment for any reason other than death or disability, the Option shall not thereafter become exercisable to an extent greater than it could have been exercised on the date of the Eligible Person’s termination of employment, and that on the death or disability of an Eligible Person the Option shall become fully exercisable; and (b) that the Option shall expire and cease to be exercisable upon the earlier of the expiration of the Option Term and (i) in the case of the Eligible Person’s termination of employment on account of death or disability or ceasing to serve as a director for any reason, the first anniversary of the termination of the Eligible Person’s employment, (ii) in the case of the Eligible Person’s termination of employment on account of a termination for cause, immediately upon the termination of the Eligible Person’s employment, and (iii) in the case of the Eligible Person’s termination of employment for any reason other than the foregoing, ninety (90) days after the termination of the Eligible Person’s employment, unless such person served as a director, in which case clause (b)(i) of this Section 6.5 shall apply.
6.6 Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one or more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers’ check, (b) shares of capital stock of ManTech that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (e) payment under an arrangement with a broker acceptable to ManTech where payment is made pursuant to an irrevocable commitment by the broker to deliver to ManTech proceeds from the sale of the Shares issuable upon exercise of the Option, or (f) any combination of (a) through (e).
SECTION VII—INCENTIVE BONUSES
Each Incentive Bonus Award will confer upon the Eligible Person the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Committee.
7.1 Incentive Bonus Document. Each Incentive Bonus Document shall contain provisions regarding (a) the minimum, target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable.
7.2 Performance Criteria.
(a) The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).
(b) Notwithstanding anything to the contrary herein, the following provisions shall apply for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m). The performance criteria shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 11.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted. Any Incentive Bonus Award shall be made not later than 90 days after the start of the period for which the Incentive Bonus relates and shall be made prior to the completion of 25% of the period. The Committee may not increase the amount of cash or Shares that would otherwise be payable upon achievement of the Qualifying Performance Criteria but may reduce or eliminate the payments as provided in an Incentive Bonus Award. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof. An Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code section 162(m) may, in the Committee’s discretion or as provided in an Incentive Bonus Document, be paid without regard to the attainment of the Qualifying Performance Criteria only in the event of a Participant’s death or disability, or the actual occurrence of a change in control (each as determined by the Committee in accordance with the requirements of Code Section 162(m) or with such additional requirements as the Committee may choose to impose).
7.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus which shall generally be no later than March 15 of the following calendar year after the performance period. Subject to applicable limitations under Code Section 409A, the Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. An Incentive Bonus may be payable in Shares or in cash or other property, in each case as determined by the Committee. Any Incentive Bonus that is paid in cash or other property shall not affect the number of Shares otherwise available for issuance under this Plan.
7.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, to the extent the Committee provides in the Incentive Bonus Document, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.
SECTION VIII—RESTRICTED STOCK
Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or service as a director or performance conditions) and terms as the Committee deems appropriate.
8.1 Restricted Stock Document. Each Restricted Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares, and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The Committee may provide for the award of Restricted Stock in exchange for a Participant’s waiver of a bonus or other compensation.
8.2 Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.
8.3 Share Vesting. The grant, issuance, retention and/or vesting of Shares of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares of Restricted Stock subject to continued employment or service as a director, passage of time and/or such performance criteria as provided by the Committee. Unless otherwise determined by the Committee, Shares of Restricted Stock granted to employees shall vest in one-third (1/3) increments on the first, second and third anniversaries of the date the Restricted Stock is granted and Shares of Restricted Stock granted to directors shall vest fully on the first anniversary of the date the Restricted Stock is granted, provided that the Participant has provided continuous services to the Company through each applicable date, and subject to accelerated vesting on such events or conditions (including death, disability, or the actual occurrence of a change in control) as the Committee may provide for in its discretion. Notwithstanding anything to the contrary herein, any Restricted Stock that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be granted and administered in accordance with the requirements set forth in Section 7.2(b) above.
8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, to the extent provided at the time of grant, the number of Shares granted, issued, retainable and/or vested under a Restricted Stock Award on account of either financial performance or personal performance evaluations may be adjusted by the Committee on the basis of such further considerations as the Committee shall determine.
8.5 Termination of Employment or Service. Upon a termination of employment with the Company by a Participant prior to the vesting of or the lapsing of restrictions on Restricted Stock, the Restricted Stock Awards granted to such Participant shall be subject to such procedures as determined by the Committee.
SECTION IX—STOCK APPRECIATION RIGHTS
The Committee may grant a Stock Appreciation Right or provide for the grant of an Stock Appreciation Right, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals or the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.
9.1 Stock Appreciation Right Document. Each Stock Appreciation Right Document shall contain provisions regarding (a) the number of Stock Appreciation Rights issued, (b) the term of the Stock Appreciation Right, (c) such terms and conditions on the vesting and/or exercisability of a Stock Appreciation Right as may be determined from time to time by the Committee, (d) restrictions on the transfer of the Stock Appreciation Right and forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee.
9.2 Stock Appreciation Right Pricing. The initial value per share of a Stock Appreciation Right granted under this Plan shall equal or exceed 100% of the fair market value for a Share on the date the Stock Appreciation Right is granted. A Stock Appreciation Right may not be amended to reduce the fair market value of a Share on the date of grant, except as provided in Section 12 and Section 13.
9.3 Stock Appreciation Right Term. The Committee shall determine the “Term” of each Stock Appreciation Right granted under this Plan and the Term shall not exceed 8 years from the date of its grant.
9.4 Stock Appreciation Right Vesting. Stock Appreciation Rights granted under this Plan shall become vested and/or exercisable at such time and in such installments during the period prior to the expiration of the Stock Appreciation Right’s Term as determined by the Committee. Unless the Committee provides otherwise, Stock Appreciation Rights shall vest in one-third (1/3) increments on the first, second and third anniversaries of the date the Stock Appreciation Right is granted, provided that the Participant is a director or employee of the Company on each applicable date, and subject to accelerated vesting on such events or conditions (including death, disability, or the actual occurrence of a change in control) as the Committee may provide for in its discretion. The Committee shall have the right to make the timing of the ability to exercise any Stock Appreciation Right granted under this Plan subject to continued service as a director or an employee, the passage of time and/or such performance requirements as deemed appropriate by the Committee.
9.5 Termination of Employment or Service. Unless the Committee provides otherwise, the terms of any Stock Appreciation Right granted under this Plan shall provide (a) that if the Eligible Person to whom such Stock Appreciation Right was granted terminates employment for any reason other than death or disability, the Stock Appreciation Right shall not thereafter become exercisable to an extent greater than it could have been exercised on the date the Eligible Person terminates employment, and that on the death or disability of an Eligible Person the Stock Appreciation Right shall become fully exercisable; and (b) that the

Stock Appreciation Right shall expire and cease to be exercisable upon the earlier of the expiration of the Stock Appreciation Right Term and (i) in the case of the Eligible Person’s termination of employment on account of death or disability or ceasing to serve as a director for any reason, the first anniversary of the termination of the Eligible Person’s employment, (ii) in the case of the Eligible Person’s termination of employment on account of a termination for cause, immediately upon the termination of the Eligible Person’s employment, and (iii) in the case of the Eligible Person’s termination of employment for any reason other than the foregoing, ninety (90) days after the termination of the Eligible Person’s employment, unless such person served as a director, in which case clause (b)(i) of this Section 9.5 shall apply.
9.6 Payment on Stock Appreciation Right. Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company the portion of the Stock Appreciation Rights so exercised and to receive in exchange from the Company an amount equal to the excess of (x)the fair market value on the date of exercise of the Shares covered by the surrendered portion of the Stock Appreciation Right over (y) the initial value of the surrendered portion of the Stock Appreciation Right. Such amount may be paid in cash or in Shares, or a combination of both, as set forth in the Stock Appreciation Right Document or otherwise provided for in the Committee’s discretion. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.
SECTION X—RESTRICTED STOCK UNITS
Restricted Stock Units may be granted alone or, to the extent permitted by applicable law and Code Section 409A, in combination with another Award.
10.1 RSU Document. Each RSU Document shall contain provisions regarding (a) the number of Restricted Stock Units issued, (b) the term of the Restricted Stock Units, (c) such terms and conditions on the vesting of the Restricted Stock Units as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Restricted Stock Units, and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.
10.2 Restricted Stock Unit Vesting. The grant and vesting of Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or vesting of Restricted Stock Units subject to continued employment or service as a director, passage of time and/or such performance criteria as provided by the Committee. Notwithstanding anything to the contrary herein, any Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be granted and administered in accordance with the requirements set forth in Section 7.2(b) above.
10.3 Payment of Restricted Stock Units. Unless provided otherwise by the Committee or specified in the RSU Document settlement of Restricted Stock Units shall be made by issuance of Shares and shall occur within 60 days of the applicable vesting date or dates as set forth in the RSU Document. The Committee may provide for Restricted Stock Units to be settled in Shares or cash. Unless expressly provided otherwise in an RSU Document, dividend equivalents shall not be provided with respect to Restricted Stock Units. To the extent that a Restricted Stock Unit is subject to Code Section 409A, the terms of the Restricted Stock Unit shall be set and administered to comply with the requirements of that section.
10.4 Discretionary Adjustments. Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit Award shall be subject to adjustment pursuant to Section 11 and Section 12. Notwithstanding satisfaction of any performance goals, to the extent provided at the time of grant, the number of Restricted Stock Units granted and/or vested under a Restricted Stock Unit Award on account of either financial performance or personal performance evaluations may be adjusted by the Committee on the basis of such further considerations as the Committee shall determine.
10.5 Termination of Employment or Service. The RSU Documents will describe the treatment of Restricted Stock Units upon a termination of employment.

SECTION XI—OTHER PROVISIONS APPLICABLE TO AWARDS
11.1 Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, as such may be amended from time to time, or (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.
11.2 Qualifying Performance Criteria. For purposes of Awards (or portions of Awards) that are intended to qualify as “performance-based compensation” under Code Section 162(m), the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business group, subsidiary, or other division, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) earnings measures (including earnings per share and earnings before interest, taxes and/or amortization and/or depreciation), (b) revenue (including revenue from direct labor, subcontractors or any other category), (c) contract bookings, (d) income or net income, (e) operating margin or profit margin, (f) operating income or net operating income, (g) return on operating revenue, (h) stock price, (i) return on equity, capital, assets or similar measure, (j) total stockholder return, (k) cash flow, (l) days sale outstanding, (m) cost control, (n) inter-company revenue or operating profit, (o) employee turnover, (p) staff hiring, (q) completion of mergers or acquisitions, (r) market share, (s) cash management, (t) debt reduction, (u) cycle-time improvement, (v) completion of specified projects or processes, and/or (w) forecast accuracy of any performance criteria. For purposes of Awards (or portions of Awards) that are not intended to qualify as “performance-based compensation” under Code Section 162(m), the term “Qualifying Performance Criteria” shall mean the performance criteria listed above or any performance criteria specified by the Committee. To the extent consistent with Code Section 162(m), the Committee shall have the right to appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for discontinued operations, reorganization and restructuring programs, and (v) any significant unusual or infrequently occurring items as described in Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in ManTech’s annual report to stockholders for the applicable year.
11.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. No dividends or dividend equivalent amounts shall accrue or be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends, unless the Committee provides otherwise.
11.4 Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent events. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of written or electronic agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards), or as are expressly set forth in the agreement or other document evidencing such Award. The terms of an Award may be contained in more than one document, and wherever reference is made in this Plan to an “Option Document,” or “Restricted Stock Document,” or other similar phrase, the reference shall include all of the separate documents that together may comprise the terms and conditions relating to the Award.
11.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination thereof, the amount of which is determined by reference to the value of the Award.
11.6 Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Company may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
11.7 Clawback. Any Awards issued under the Plan shall be subject to recovery by the Company in accordance with the requirements of applicable law and the terms of any compensation recovery or clawback policy adopted by ManTech as in effect from time to time.
SECTION XII—CHANGES IN CAPITAL STRUCTURE
12.1 Corporate Actions Unimpaired. The existence of outstanding Awards (including any Options) shall not affect in any way the right and power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to a Participant.
12.2 Adjustments Upon Certain Events. If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, reorganization, merger, acquisition or combination or in the event of an extraordinary dividend paid in cash, debt or property, in each case as such events may be determined by the Committee to occur, the Committee shall appropriately and equitably adjust the number and kind of Shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price; provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an ISO or as “performance-based compensation” under Code Section 162(m) or as exempt from Code Section 409A.
SECTION XIII—CORPORATE TRANSACTIONS
13.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of ManTech, (b) a merger or consolidation in which ManTech is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of ManTech in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of ManTech or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which ManTech is the surviving corporation but after which the stockholders of ManTech immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with ManTech in such merger) cease to own their shares or other equity interest in ManTech, (d) the sale of substantially all of the assets of ManTech, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of ManTech by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of ManTech held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 13.1, such Awards (in the case of Options, to the extent not exercised prior to the date of such transaction and in the case of all other Awards, to the extent not fully vested and free from any restrictions prior to the date of such transaction) will expire on such transaction at such time and on such conditions as the Committee determines. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, but need not, provide in the terms of an Award for alternative treatment in connection with a transaction described in this Section 13 and/or provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate in connection with a transaction described in this Section 13.
13.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 13, in the event of the occurrence of any transaction described in Section 13.1 or as may be provided in any agreement between a Participant and the Company, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

13.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Code Sections 424(a) or 409A, as applicable). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price.
SECTION XIV—TAXES
14.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.
14.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 14.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any Award shall or may be paid by the Company withholding Shares otherwise issuable or subject to such Award, by the Participant delivering previously owned Shares, in each case having a fair market value equal to the minimum amount required to be withheld (or such greater amount elected by the Participant, provided it would not result in additional accounting expense to the Company), or by a broker selected or approved by the Company paying such amount pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.
SECTION XV—AMENDMENTS OR TERMINATION
The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 12 and the change of control provisions of Section 13, no such amendment shall, without the approval of the stockholders of ManTech materially increase the maximum number of Shares for which Awards may be granted under this Plan, expand the class of persons eligible to be Eligible Employees or Participants, or otherwise materially revise (within the meaning of applicable Nasdaq listing requirements) this Plan in any material respect.
The Board may amend, alter or discontinue this Plan or any agreement evidencing an Award made under this Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder’s consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, this Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard; (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated; (iii) is deemed necessary to ensure that the Company may obtain any approval referred to in Section 16 of the Plan or to ensure that the grant or exercise of any Award or any other provision of this Plan satisfies requirements for an exemption under Section 16(b) of the Exchange Act or Code Sections 162(m), 280G, 409A, 422 or 4999; or (iv) is made pursuant to Sections 12 or 13 hereof.

SECTION XVI—COMPLIANCE WITH OTHER LAWS AND REGULATIONS
This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue, or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules, and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of the Company’s directors and management, or other key employees.
No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.
The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code Section 162(m) and Code Section 409A. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of ISOs under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.
SECTION XVII—OPTION GRANTS AND AWARDS BY SUBSIDIARIES
In the case of a grant of an Option or other Award granted to any Eligible Person employed by a subsidiary, such grant may, if the Committee so directs, be implemented by ManTech issuing any subject Shares to the subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary will transfer the Shares to the Participant in accordance with the terms of the Option or other Award specified by the Committee pursuant to the provisions of this Plan. Notwithstanding any other provision hereof, such Option or other Award may be issued by and in the name of the subsidiary and shall be deemed granted on such date as the Committee shall determine.
SECTION XVIII—NO RIGHT TO COMPANY EMPLOYMENT OR
SERVICE AS A DIRECTOR
Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or as a director of the Company or interfere in any way with the right of the Company to terminate an individual’s employment or service as a director at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION XIX—LIABILITY OF COMPANY
The Company shall not be liable to a Participant, an Eligible Person or other persons as to:
(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and
(b) Tax Consequences. Any tax consequences of any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.
SECTION XX—EFFECTIVENESS AND EXPIRATION OF PLAN
The 2016 restatement of the Plan shall be effective as of May 5, 2016 if approved by shareholders of ManTech. No Awards shall be granted pursuant to this Plan after March 8, 2026, the tenth anniversary of the date the 2016 restatement of the Plan was approved by our Board.
SECTION XXI—NON-EXCLUSIVITY OF PLAN
Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of ManTech for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
SECTION XXII—GOVERNING LAW
This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Unless otherwise provided in the document or other agreement evidencing an Award, any dispute as to any Award shall be presented and determined exclusively in a state court in the State of Delaware. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule, or regulation of similar effect or applicability.